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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2015

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

In connection with its proposed offering of $1.0 billion of senior notes, or the Senior Notes Offering, Select Income REIT, or SIR, is filing this Current Report on Form 8-K to update the pro forma financial information previously filed by SIR in its Current Report on Form 8-K filed on November 26, 2014 to give effect to the Senior Notes Offering.  The pro forma financial information also gives effect to (i) SIR’s proposed acquisition of Cole Corporate Income Trust, Inc., or CCIT, pursuant to the previously announced Agreement and Plan of Merger, dated as of August 30, 2014, by and among SIR, SC Merger Sub LLC, one of SIR’s wholly owned subsidiaries, or SIR Merger Sub, and CCIT, which provides for the merger of CCIT with and into SIR Merger Sub, with SIR Merger Sub surviving, or the Merger, and (ii) other transactions described in the notes thereto (including the sale, immediately upon the closing of the Merger, of subsidiaries of CCIT owning 23 healthcare properties to Senior Housing Properties Trust, or SNH, or the Healthcare Properties Sale).  The Merger and the Healthcare Properties Sale have not been consummated and each remain subject to certain closing conditions and contingencies, including, in the case of the Healthcare Properties Sale, the completion of the Merger.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K DESCRIBES A TRANSACTION BY WHICH SIR WILL ACQUIRE CCIT. THE CLOSING OF THIS TRANSACTION IS SUBJECT TO CONDITIONS AND CONTINGENCIES. WE CAN PROVIDE NO ASSURANCE THAT THESE CONDITIONS AND CONTINGENCIES WILL BE SATISFIED. ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT THIS TRANSACTION WILL BE COMPLETED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE.

•                  THIS CURRENT REPORT ON FORM 8-K DESCRIBES A TRANSACTION BY WHICH SIR MERGER SUB WILL SELL CERTAIN PROPERTIES ACQUIRED IN THE MERGER TO SNH. THE HEALTHCARE PROPERTIES SALE IS SUBJECT TO CERTAIN CONDITIONS AND CONTINGENCIES, INCLUDING THE COMPLETION OF THE MERGER. ACCORDINGLY, WE CAN PROVIDE NO ASSURANCE THAT THE HEALTHCARE PROPERTIES SALE WILL BE COMPLETED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE.

•      THE PRO FORMA FINANCIAL INFORMATION INCLUDED IN THIS CURRENT REPORT ON FORM 8-K INCLUDES CERTAIN ASSUMPTIONS REGARDING THE SENIOR NOTES OFFERING, INCLUDING WITH RESPECT TO AGGREGATE PRINCIPAL AMOUNT AND INTEREST RATE.  WE CAN PROVIDE NO ASSURANCE THAT THESE ASSUMPTIONS WILL REFLECT THE ACTUAL PRINCIPAL AMOUNT ISSUED OR THE ACTUAL INTEREST RATE ON THE SENIOR NOTES.  IN ADDITION TO THE SENIOR NOTES OFFERING, WE MAY EXPLORE OTHER LONGER TERM DEBT OR EQUITY FINANCING ALTERNATIVES. OUR ACTUAL MIX OF DEBT AND EQUITY FINANCING WILL DEPEND ON THE AVAILABILITY AND COST OF SUCH FINANCING AND THE FINAL MIX OF FINANCING MAY BE DIFFERENT FROM CURRENT EXPECTATIONS.

THE INFORMATION CONTAINED IN SIR’S AND CCIT’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S AND CCIT’S PERIODIC REPORTS, OR INCORPORATED BY REFERENCE THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S AND CCIT’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

This Current Report on Form 8-K includes certain unaudited pro forma financial statements for us which give effect to the Merger, the Senior Notes Offering and the other transactions described in the notes thereto. As further described therein, these unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of SIR’s expected financial position, or SIR’s results of operations, for any future period.  Differences could result from numerous factors, including future changes in SIR’s portfolio of investments, changes in interest rates, changes in SIR’s capital structure, changes in the aggregate principal amount of notes issued in the Senior Notes Offering, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on SIR’s existing leases or leases entered into by SIR after September 30, 2014, and for other reasons.

(b)                                 Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of Select Income REIT as of September 30, 2014, and the unaudited pro forma condensed consolidated statements of income of Select Income REIT for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013, and the related notes to such financial statements, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference in this Item 9.01(b).

(d)                                 Exhibits

99.1                        Unaudited Pro Forma Condensed Consolidated Balance Sheet of Select Income REIT as of September 30, 2014, Unaudited Pro Forma Condensed Consolidated Statements of Income of Select Income REIT for the year ended December 31, 2013, Unaudited Pro Forma Condensed Consolidated Statements of Income of Select Income REIT for the nine months ended September 30, 2014 and Unaudited Pro Forma Condensed Consolidated Statements of Income of Select Income REIT for the nine months ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT INCOME REIT

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Date: January 28, 2015